EMPLOYMENT AGREEMENT
                                       FOR
                              OHIO CENTRAL SAVINGS

     This Agreement that was originally effective as of the 31st day of March, 2005 ("Commencement Date") by and between Ohio Central Savings (the "Association"), a federally chartered stock savings association, with its principal administrative office at 6033 Perimeter Drive, Dublin, Ohio 43017, and Diane M. Gregg (the "Executive") is hereby amended and restated effective as of August 24, 2007 as provided herein. Reference to the Company shall mean OC
Financial, Inc., a Maryland corporation that owns 100% of the common stock of the Association. The Company shall be a signatory to this Agreement for the sole purpose of guaranteeing the Association's performance hereunder, except as otherwise provided herein.

     WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of the Association; and

     WHEREAS, the Association desires to assure itself of the continued services of Executive pursuant to the terms of this Agreement; and

     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended ("Code") provides that certain severance and other payments to Executive herein are deemed to be deferred compensation that must comply with its terms or subject Executive to additional taxes and penalties; and

     WHEREAS, the Executive and the Association desire to enter into this Agreement to replace the Employment Agreement, dated March 31, 2005, and to comply with the tax law changes under Code Section 409A.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES

     During the period of her employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Association (the "Executive Position"). During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Association. Failure to reelect Executive as President and Chief Executive Officer without the consent of the Executive during the term of this Agreement shall constitute a breach of this Agreement.

2.   TERMS AND DUTIES

     (a) The period of Executive's employment under this Agreement shall begin as of the Commencement Date and shall continue for thirty-six (36) full calendar months thereafter, subject to earlier termination as provided herein. Commencing on August 24, 2008 and continuing on August 24 of each year thereafter (the "Anniversary Date"), this Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least ninety (90) days prior to any such Anniversary Date, that this Agreement shall terminate at the end of thirty-six (36) months following such Anniversary Date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Association ("Board") will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

     (b) During the period of her employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform her duties hereunder including activities and services related to the organization, operation and management of the Association. The Executive shall report and be responsible to the Board of Directors of the Association.

     (c) Upon the Commencement Date, the existing employment agreement by and between the Executive and the Association dated March 31, 2005 shall terminate with no obligations thereunder to the Executive on the part of the Association except for salary and benefits accrued and unpaid as of the Commencement Date.

3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Association shall pay Executive as compensation a salary of not less than $117,163.69 per year ("Base Salary"). Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than January 31 of each year during the term of this Agreement and shall be effective from the first day of said month through the end of the calendar year. Such review shall be conducted by a Committee designated by the Board, and the Association may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Association shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Association.

     (b) The Association will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Association will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Association in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Association in which Executive is eligible to participate (and she shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c) The Executive shall be entitled to a minimum of twenty (20) business days of paid vacation per year. Such vacation leave days may be taken at the discretion of the Executive in consultation with the Board of Directors of the Association. The Executive shall be entitled to such other voluntary leaves of absence, with or without pay, from time to time and under such conditions as the Board of Directors may determine in its discretion. The Executive shall be entitled to not less than the same sickness and personal time benefits as apply generally to full-time Association employees.

     (d) In addition to the Base Salary  provided for by  paragraph  (a) of this
Section 3, the Association or the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing her obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. The Association shall reimburse Executive for her ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of her duties under this Agreement, upon presentation to the Association of an itemized account of such expenses in such form as the Association may reasonably require.

4.   OUTSIDE ACTIVITIES

     The Executive may serve as a member of the board of directors of business, community and charitable organizations subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of her duties under this Agreement or present any conflict of interest. Such service to and participation in outside organizations shall be presumed for these purposes to be for the benefit of the Association, and the Association shall reimburse the Executive her reasonable expenses associated therewith.

5.   WORKING FACILITIES AND EXPENSES

     The Executive's principal place of employment shall be at the Association's principal executive offices. The Association shall provide the Executive with an automobile suitable to the position of President and Chief Executive Officer of the Association, and such automobile may be used by the Executive in carrying out her duties under this Agreement and for her personal use such as commuting between her residence and her principal place of employment. The Association shall reimburse the executive for the cost of maintenance, use and servicing of such automobile. The Association shall reimburse the Executive for her ordinary and necessary business expenses, including travel and reasonable entertainment expenses, incurred in connection with the performance of her duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Association. Reimbursement of such expenses shall be made upon presentation to the Association of an itemized account of the expenses in such form as the Association may reasonably require.

6.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

     The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 11 and 19.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

          (i) the involuntary termination by the Association of Executive's full-time employment hereunder for any reason other than a termination following a Change in Control, as defined in Section 7(a) hereof, or a termination for Cause, as defined in Section 10 hereof, or a termination upon Retirement as defined in Section 9 hereof, or a termination for death or disability as set forth in Section 8 hereof, provided that such termination of employment constitutes a "Separation from Service" within the meaning of the term under Section 6(e) hereof; or

          (ii) Executive's voluntary resignation from the Association's employ, upon the occurrence of any of the following events, unless such event is consented to in writing by Executive:

               (A)  failure  to elect or  reelect  or to  appoint  or  reappoint
          Executive to the Executive Position, or to elect Executive to the Board of Directors of the Association,

               (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2 above,

               (C) a relocation of Executive's principal place of employment to a location that is more than 25 miles from the location of the Association's principal executive offices as of the date of this Agreement, or a material reduction in the benefits and perquisites, including Base Salary, to Executive from those being provided as of the effective date of this Agreement (except for any reduction that is part of an employee-wide reduction in pay or benefits),

               (D) a liquidation or dissolution of the Association, or

               (E) a material breach of this Agreement by the Association.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D) or
(E) above, Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed 90 days) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination. The Association shall have 30 days to cure the condition giving rise to the Event of Termination, provided, that the Association may elect to waive such 30 day period. No payments or benefits shall be due to Executive under this Agreement upon the termination of Executive's employment except as specifically set forth in this Agreement.

     (b) Upon the occurrence of an Event of Termination, the Association shall pay Executive, or, in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, as severance pay or liquidated damages, or both, a cash amount equal to the greater of (i) three (3) times the sum of (A) the highest annual rate of Base Salary paid to Executive at any time under the Agreement, and (B) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended immediately prior to the Event of Termination. Except as set forth in Subsection (e) hereof, such payments shall be paid in a lump sum within 60 days of the Event of Termination and shall not be reduced in the event Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Association will provide at the Association's expense, life, and non-taxable medical and dental coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Association for Executive prior to her termination, except to the extent such coverage may be changed in its application to all Association employees. Such coverage shall cease thirty-six
(36) months following the Event of Termination. In the alternative, the Company shall pay to Executive a cash amount equal to Executive's cost of obtaining such benefits on her own, adjusted for any federal or state income taxes Executive has to pay on the cash amount, provided that such amount shall in no event be paid later than two and one-half months following the end of the calendar year in which the Event of Termination occurs.

     (d) Upon the  occurrence  of an Event  of  Termination,  and to the  extent permitted by applicable regulations or policy of the Office of Thrift Supervision ("OTS"), any non-vested stock options granted to Executive under any stock option plan or restricted stock plan of the Company will fully vest.

     (e) For purposes of this Agreement, a "Separation from Service" shall have occurred if the Association and Executive reasonably anticipate that either no further services will be performed by the Executive after the date of the Event of Termination (whether as an employee or as an independent contractor) or the level of further services performed will not exceed 49% of the average level of bona fide services in the 36 months immediately preceding the Event of Termination. For all purposes hereunder, the definition of Separation from Service shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h)(1)(ii). If Executive is a Specified Employee, as defined in Code
Section 409A and any payment or portion of any payment to be made under sub-paragraph (b) or (c) of this Section 6 shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Executive's Separation from Service.

7.   CHANGE IN CONTROL

     (a)  "Change in Control"  shall mean a change in control of a nature  that:
(i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities (except for any securities purchased by the Association's employee stock ownership plan or trust); or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction in which the Association or Company is not the surviving institution occurs or is effected; or (d) a proxy statement soliciting proxies from stockholders of the Company is distributed, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or
consolidation   of  the  Company  or  similar   transaction  with  one  or  more
corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     (b) Upon the occurrence of a Change in Control, followed by Executive's (i) involuntary termination of employment at any time during the term of this Agreement (unless such termination is due to her death, Retirement, Disability, or Termination for Cause), or (ii) voluntary resignation for any of the reasons set forth in Section 6(a)(ii), Executive, or, in the event of her subsequent death (subsequent to such termination), her beneficiary or beneficiaries, or her estate, as the case may be, shall receive as severance pay or liquidated damages, or both, a lump sum cash payment in an amount equal to three times the sum of (i) the highest annual rate of Base Salary, and (ii) the highest rate of cash bonus awarded to Executive during the prior three years. Except as otherwise provided herein, such payment shall be made in a lump sum within 60 days of the Executive's termination of employment.

     (c) Upon the occurrence of a Change in Control followed by Executive's (i) involuntary termination of employment at any time during the term of this Agreement (unless such termination is because of her death, Retirement, Disability, or Termination for Cause), or (ii) voluntary resignation for any of the reasons set forth in Section 6(a)(ii), the Association will provide at the Association's expense, life, and non-taxable medical and dental insurance coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Association for Executive prior to her severance. Such coverage shall cease thirty-six (36) months from the date of Executive's termination of employment. In the alternative, the Association shall pay to Executive a cash amount equal to Executive's cost of obtaining such benefits on her own, adjusted for any federal or state income taxes Executive has to pay on the cash amount, provided that such amount shall in no event be paid later than two and one-half months following the end of the calendar year in which the Executive's termination of employment occurs.

     (d) Notwithstanding any provision herein to the contrary, if Executive is a Specified Employee, as defined in Code Section 409A and any payment to be made under sub-paragraph (b) or (c) of this Section 7 shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Executive's Separation from Service.

     (e) Upon the occurrence of a Change in Control, any non-vested stock options or restricted stock granted to Executive under any stock option plan or restricted stock plan of the Association will fully vest.

     (f) Notwithstanding the preceding paragraphs of this Section, in the event that the aggregate payments or benefits to be made or afforded to Executive under Section 7 hereof (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, the Termination Benefits will be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto, with the allocation of the reduction among such payments and benefits to be determined by Executive, provided, however, that if such determination by Executive is determined to violate Code Section 409A, the reduction among payment shall be made prorata.

8.   TERMINATION FOR DISABILITY OR DEATH

     (a) Termination of Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies Executive for disability benefits under the applicable long-term disability plan maintained by the Association or, if no such plan applies, which would qualify Executive for Social Security Administration disability benefits.

     (b) In the event of Executive's death during the term of the Agreement , in addition to any other health care continuation rights available to Executive's family under federal or state law, the Association will continue to provide the Executive's named beneficiaries (as directed by Executive in writing), medical, dental and other insurance benefits normally provided for Executive's family (in accordance with its customary co-pay percentages) for six (6) months after Executive's death.

9.   TERMINATION UPON RETIREMENT

     Termination of Executive's employment based on "Retirement" shall mean termination of Executive's employment at age 65 or in accordance with any retirement policy established by the Board with Executive's consent with respect to him. Upon termination of Executive based on Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Association and other plans to which Executive is a party.

10.  TERMINATION FOR CAUSE

     The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Executive's employment shall not be terminated in accordance with this paragraph for any act or action or failure to act that is undertaken or omitted in accordance with a resolution of the Board or upon advice of the Association's counsel. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to her a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose, finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying
Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any non-vested stock options granted to Executive under any stock option plan of the Association, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 11 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause (unless it is determined in arbitration that grounds for Termination for Cause did not exist, in which event all terms of the options as of the date of termination shall apply, and any time periods for exercising such options shall commence from the date of resolution in arbitration).

11.  NOTICE

     (a) Any  purported  termination  by the  Association  for  Cause  shall  be communicated by Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. If, within thirty (30) days after any Notice of Termination for Cause is given, Executive notifies the Association that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Notwithstanding the pendency of any such dispute, the Association may discontinue to pay Executive compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Section 6 or 7 of this Agreement, the payment of such compensation and benefits by the Association shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in The Wall Street Journal from time to time).

     (b) Any other purported termination by the Association or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. "Date of Termination" shall mean the date of the Notice of Termination. If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 22 of this Agreement. Notwithstanding the pendency of any such dispute, the Association shall continue to pay Executive her Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause). In the event of the voluntary termination by Executive of her employment, which is disputed by the Association, and if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, she shall return all cash payments made to her pending resolution by arbitration, with interest thereon at the prime rate as published in The Wall Street Journal from time to time if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and not in the reasonable belief that grounds existed for her voluntary termination.

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by the Executive for reasons other than those set forth in Section 6(a)(ii)(A) through (E), in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Association will continue to pay Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which she was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Association shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement.

12.  POST-TERMINATION OBLIGATIONS

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Association as may reasonably be required by the Association in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party provided, however, that the Executive shall not be required to provide information or assistance with respect to any litigation in which the Executive and the Association or the Executive and the Company are adverse parties.

13.  NON-COMPETITION

     (a) Upon any termination of Executive's employment hereunder, other than a termination, (whether voluntary or involuntary) in connection with a Change in Control, as a result of which the Association is paying Executive benefits under
Section 6 of this Agreement, Executive agrees not to compete with the Association and/or the Company for a period of one (1) year following such termination within twenty-five (25) miles of any existing branch of the Association or any subsidiary of the Company or within twenty-five (25) miles of any office for which the Association, the Company or a subsidiary of the Company or the Association has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said area, cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Association and/or the Company or subsidiary of the Association of Company. The parties hereto, recognizing that irreparable injury will result to the Association and/or the Company, its business and property in the event of Executive's breach of this Subsection 13(a) agree that in the event of any such breach by Executive, the Association and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Association and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Association and/or the Company from pursuing any other remedies available to the Association and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Association and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Association. Executive will not, during or after the term of her employment, disclose any knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Association or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Association, and Executive may disclose any information regarding the Association or the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Association will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Association from pursuing any other remedies available to the Association for such breach or threatened breach, including the recovery of damages from Executive.

14.  SOURCE OF PAYMENTS

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Company.

15.  NO EFFECT EMPLOYEE BENEFITS PLANS OR PROGRAMS

     The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the vested rights of the executive under the Company's or the Association's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or other employee benefit plans or programs, or compensation plans or programs in which the Executive was a participant.

16.  REQUIRED REGULATORY PROVISIONS

     (a) The Association may terminate Executive's employment at any time, but any termination by the Association's Board other than Termination for Cause as defined in Section 10 hereof shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after Termination for Cause.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) (12 USC ss.1818(e)(3)) or Section 8(g)(1) (12 USC ss.1818(g)(1)) of the Federal Deposit Insurance Act, the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) (12 USC ss.1818(e)(4)) or Section 8(g)(1) (12 USC ss.1818(g)(1)) of the Federal Deposit Insurance Act, all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Association is in default as defined in Section 3(x)(1) (12 USC ss.1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Association, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in
Section 13(c) (12 USC ss.1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

17.  NO ATTACHMENT; BINDING ON SUCCESSORS

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Association and their respective successors and assigns.

18.  ENTIRE AGREEMENT; MODIFICATION AND WAIVER

     (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements and understandings or representations relating to the subject matter hereof.

     (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

19.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

20.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

21.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Ohio but only to the extent not superseded by federal law.

22.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within twenty-five miles of Dublin, Ohio in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

23.  PAYMENT OF LEGAL FEES

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association, provided that the dispute or interpretation has been settled by Executive and the Association or resolved in the Executive's favor, provided that such payments shall be made within two and one-half months after the end of the calendar year in which the dispute is resolved in Executive's favor.

24.  INDEMNIFICATION

     During the term of this Agreement and for a period of six (6) years thereafter, the Association shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at its expense, and shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of the Association (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Association). If such action, suit or proceeding is brought against Executive in her capacity as an officer or director of the Association, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of her duties.

25.  SUCCESSOR TO THE ASSOCIATION

     The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

26.  NOTICE

     For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Company:                   OC Financial, Inc.
                                                    6033 Perimeter Drive
                                                    Dublin, Ohio 43017

                  To the Association:               Ohio Central Savings
                                                    6033 Perimeter Drive
                                                    Dublin, Ohio 43017

                  To Executive:                     Diane M. Gregg
                                                    12880 Commercial Point Road
                                                    Ashville, OH 43013


                     [Remainder of Page Intentionally Blank]

SIGNATURES

         IN WITNESS WHEREOF, the Association and the Company have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executive has signed this Agreement, on the 2nd day of October, 2007.

ATTEST:                                     OHIO CENTRAL SAVINGS



/s/ Danny E. Hosler                    By:/s/ Christopher L. Lardiere
--------------------                      --------------------------------
Danny E. Hosler                           Christopher L. Lardiere
Vice-President/CFO                        Compensation Committee Chair


ATTEST:                                     OC FINANCIAL, INC.



/s/ Danny E. Hosler                    By:/s/ Christopher L. Lardiere
--------------------                      --------------------------------
Danny E. Hosler                           Christopher L. Lardiere
Vice-President/CFO                        Compensation Committee Chair


WITNESS:                                    EXECUTIVE:



/s/ Danny E. Hosler                    By:/s/ Diane M. Gregg
--------------------                      --------------------------------
Danny E. Hosler                           Diane M. Gregg
                                          President and Chief Executive Officer